Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 13, 2009, relating to the financial statements of Nanoviricides, Inc. (the “Company”) which appears in Nanoviricides, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2009.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Li & Company, PC
Li & Company, PC
CERTIFIED PUBLIC ACCOUNTANTS
Skillman, New Jersey
March 3, 2010